UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2016

MIDWEST ENERGY EMISSIONS CORP.
(Exact name of registrant as specified in its charter)

Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

670 D Enterprise Drive Lewis Center, Ohio	43035
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (614) 505-6115

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 16, 2016, Midwest Energy Emissions Corp. (the "Company") entered into a 2013 Noteholder Modification Agreement (the "Noteholder Modification Agreement") with each of the investors (through their designated Note Agent) of certain secured promissory notes issued by the Company in 2013 (the "2013 Secured Notes"). Such 2013 Secured Notes contain a most favored nations clause ("MFN") which provides that following the Company's completion of an equity or equity-linked new financing (each a "New Financing"), the Company shall provide each of the holders of the 2013 Secured Notes (the "Holders") written notice thereof and a 60 day period in which to exchange the 2013 Secured Notes at a value equal to the outstanding principal balance plus accrued outstanding interest into the same securities as issued in the New Financing, which by allonge effective as of August 14, 2014 to each then currently outstanding 2013 Secured Notes a carveout was provided from the MFN clause in order to allow the Company to enter into a financing transaction with respect to amounts loaned to the Company from AC Midwest Energy, LLC ("AC Midwest"). At the time of the investment, each of the original investors was also issued warrants (the "2013 Warrants") to acquire shares of common stock of the Company.

As previously reported, on November 16, 2015, the Company and its wholly-owned subsidiary, MES, Inc., entered into a Waiver and Amendment No. 2 to Financing Agreement and Reaffirmation of Guaranty (the "Second Amended Financing Agreement") with AC Midwest, pursuant to which AC Midwest (i) purchased from the Company an additional 12% senior secured convertible note in the principal amount of $600,000, and a five year warrant to purchase up to an additional 5,000,000 shares of common stock at an exercise price of $0.35 per share of common stock, and (ii) agreed to loan to the Company additional sums up to $1,400,000 during 2016 if certain conditions are met.

Pursuant to the Noteholder Modification Agreement, which was entered into in order to resolve the differences between the parties as to the applicability of the MFN provision to the Second Amended Financing Agreement, the Company (i) agreed that the exercise price for each share of common stock purchasable with respect to the 2013 Warrants held by currently outstanding Holders be reduced to $0.35 per share of common stock (resulting in the exercise price being reduced for 2013 Warrants exercisable for 3,290,000 shares), and (ii) agreed to issue to such currently outstanding Holders of 2013 Secured Notes in the aggregate warrants to purchase up to 1,600,000 shares of common stock at $0.35 per share, exercisable at any time on or before November 15, 2020. In addition, the Noteholder Modification Agreement provided additional carveouts to the applicability of the MFN provision to certain other transactions in the future as described therein.

The foregoing summary of certain provisions of the Noteholder Modification Agreement is qualified in its entirety by reference to the actual document, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1*	2013 Noteholder Modification Agreement between Midwest Energy Emissions Corp. and each of the investors listed therein dated as of February 16, 2016

___________

* Furnished herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Energy Emissions Corp.

Date: February 22, 2016	By:	/s/ Richard H. Gross
Richard H. Gross
Chief Financial Officer